Exhibit 10.26

LUMINEX CORPORATION

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made by and between Russell W. Bradley (the "Executive") and Luminex Corporation, a Delaware corporation (the "Company") effective as of March 30, 2006 (the "Amendment Effective Date").

WITNESSETH:

WHEREAS, the Company entered into an Employment Agreement (the "Employment Agreement") with the Executive dated as of May 22, 2005;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement such that no payments due thereunder would cause Executive to incur any additional tax under Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, for the reasons set forth above, the Company and the Executive hereby amend the Employment Agreement as follows:

1.    Six Month Delay for Certain Payments. The following new Section 4.8 shall be inserted into the Employment Agreement:

"4.8    Six Month Delay of Certain Payments. In the event the payment of any amounts payable pursuant to this Section 4 or Section 3 hereof within six months of the date of Executive's termination of employment would cause Executive to incur any additional tax under Section 409A of the Internal Revenue Code of 1986, as amended, then payment of such amounts shall be delayed until the date that is six months following Executive's termination date (the "Earliest Payment Date"). If this provision becomes applicable, it is anticipated that payments that would have been made prior to the Earliest Payment Date in the absence of this provision would be paid as a lump sum on the Earliest Payment Date and the remaining severance benefits or other payments would be paid according to the schedule otherwise applicable to the payments."

2.    Certain Definitions. Capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement.

3.    Counterparts. This Amendment may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

LUMINEX CORPORATION

By:
Its:

Russell W. Bradley